UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Items 2.01 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 6, 2013, Corporate Resource Services, Inc. (the “Company”) issued a press release (the “Press Release”) announcing it had entered into an Asset Purchase Agreement (the “Agreement”) by and among Tri-Tel Communications, Inc., a New York corporation (“Tri-Tel”), Corporate Resource Services, Inc.,  a Delaware corporation (“CRS”)  and The CRS Group, Inc. a Delaware corporation (the “CRS Group”), a 100% owned subsidiary of CRS.  Pursuant to the terms of the Agreement, CRS Group acquired selected assets and assumed liabilities of  Tri-Tel’s Summit Software Division (“Summit”) in exchange for 21 million shares of the Company’s common stock, par value $0.0001 per share, the number of shares, valued at $0.6369 per share, equal to $13.750,000, the agreed upon value of Summit’s business operations.  The Company believes that the shares of the Stock are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as securities involved in a transaction not involving a public offering.

Summit is one of the premier software companies focused on the PEO industry and provides hosting services for many companies who are transitioning to a cloud computing environment.  Summit has more than 270 PEOs and staffing clients.

Tri-Tel is 100% owned by Mr. Cassera, a member of the Company’s Board of Directors.  As of last business day prior to the closing, Cassera beneficially owned 89.1% of the issued and outstanding shares of the Company’s common stock.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this report on Form 8-K regarding the issuance by the Company of 21,000,000 shares of the Company’s common stock is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

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(d)	Exhibits

2.1	Acquisition and Share Exchange Agreement by and among Tri-Tel Communications, Inc., Corporate Resource Services, Inc., The CRS Group

99.1	Press Release of Corporate Resource Services, Inc. dated May 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  May 10, 2013